EXECUTION COPY




                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT dated as of March 8, 2000 (this "Agreement") among DYCOM INDUSTRIES, INC., a Florida corporation (the "Company"), and the parties listed on the signature pages hereto (each a "Purchaser" and, collectively, the "Purchasers") who will, as of the effective time of the Merger (as defined below) be holders of the amount of common stock, par value $0.33 1/3 per share, of the Company (the "Common Stock") set forth on
Schedule I to this Agreement.

                  WHEREAS, Dycom Acquisition Corporation IV, a Utah corporation and wholly owned subsidiary of the Company ("Merger Sub") will be merged (the "Merger") with and into Niels Fugal Sons Company, a Utah corporation ("NFSC"), pursuant to an Agreement and Plan of Merger dated as of February 14, 2000 among the Company, Merger Sub, NFSC and the Purchasers (the "Merger Agreement");

                  WHEREAS, the Purchasers will receive the Common Stock pursuant to the Merger Agreement; and

                  WHEREAS, it is a condition to the obligations of the parties to the Merger Agreement that this Agreement be entered into by the parties hereto concurrently with the closing under the Merger Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual convents and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Certain Definitions. The following terms, as used herein, have the following meanings:

                  "Affiliate" of a Holder means (a) a Person who controls, is controlled by or is under common control with such Holder or the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder or, in the case of a Holder that is a partnership, its partners, (b) trusts for the benefit of any of the Persons included in the foregoing clause (a), and (c) any charitable foundation a majority of whose members, trustees or directors, as the case may be, are Persons included in the foregoing clause (a).



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                  "Aggregate Maximum Demand Amount" has the meaning set forth in
         Section 3(a).

                  "Aggregate Maximum Participatory Amount" has the meaning set forth in Section 4(a).

                  "Aggregate Minimum Demand Amount" has the meaning set forth in
         Section 3(a).

                  "Agreement" has the meaning set forth in the preamble to this agreement.

                  "Common Stock" has the meaning set forth in the preamble to this Agreement.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, as the same shall be in effect at the time.

                  "Holder" means a Purchaser or any assignee thereof to whom the rights under this Agreement are assigned in accordance with the provisions of Section 14.

                  "Individual Maximum Demand Amount" has the meaning set forth in Section 3(a).

                  "Initiating Holders" has the meaning set forth in Section
         3(a).

                  "Merger" has the meaning set forth in the recitals to this Agreement.

                  "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Merger Sub" has the meaning set forth in the preamble to this Agreement.

                  "NFSC" has the meaning set forth in the recitals to this Agreement.

                  "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  "PORTAL" has the meaning set forth in Section 10(b).



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                                        3

                  "Purchaser" has the meaning set forth in the preamble to this Agreement.

                  "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Stock" means (a) the Common Stock issued to the Purchasers pursuant to the Merger Agreement, (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock issued to the Purchasers pursuant to the Merger Agreement or this clause (b), and (c) any Common Stock issued by way of a stock split of the Common Stock referred to in clause (a) or (b) above. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (1) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (2) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned or (3) such Registrable Stock may be sold pursuant to Rule 144(k) (or any similar provision then in force under the Securities Act) without registration under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, as the same shall be in effect at the time.

                  2. Notice of Proposed Transfer. Prior to any proposed sale, transfer, disposition or distribution of any Registrable Stock (other than under the circumstances described in Section 3 or 4), the holder thereof shall have given written notice to the Company of its intention to effect such sale, transfer, disposition or distribution. Each such notice shall describe the manner of the proposed sale, transfer, disposition or distribution, and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed sale, transfer, disposition or distribution may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to sell, transfer, dispose of or distribute such stock in accordance with the terms of its notice. Each certificate for Registrable Stock sold, transferred, disposed of or distributed as provided above shall bear the legend required pursuant to
Section 6.07 of the Merger Agreement, except that such certificate shall not bear such legend if (i) such sale, transfer, disposition or distribution is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred


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                                        4

to above is to the further effect that the transferee or holder and any subsequent transferee or holder (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                  3. Demand for Registration.

                  (a) On and after the date that is ninety (90) days from the Effective Time (as such term is defined in the Merger Agreement), the Holders of at least 331/3% of the Registrable Stock (the "Initiating Holders") may demand in a written notice that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Stock held by such Initiating Holders in the manner specified in such notice, provided that the amount of Registrable Stock included in such registration shall be equal to at least 331/3% ("Aggregate Minimum Demand Amount"), but not more than 50% (the "Aggregate Maximum Demand Amount") of the total Registrable Stock existing on the date of such notice, and provided further that, with respect to any Holder who is a Purchaser or an Affiliate of a Purchaser, the amount of Registrable Stock included in such registration by such Holder shall not exceed 50% (the "Individual Maximum Demand Amount") of the total Registrable Stock held by such Holder. Following receipt of any notice under this Section 3 the Company shall (x) within twenty (20) days notify all other Holders of such request in writing and (y) use its reasonable efforts to cause to be registered under the Securities Act, subject to the provisos of the immediately preceding sentence, all Registrable Stock that the Initiating Holders and such other Holders have demanded, within ten (10) days after the Company has given such notice, be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders, provided, however, that (1) if the amount of Registrable Stock requested to be included in a registration pursuant to this Section 3(a) exceeds the Aggregate Maximum Demand Amount, then the amount of Registrable Stock registered in such registration shall be reduced pro rata based upon the amount of securities then held by each Holder so that the Aggregate Maximum Demand Amount is not exceeded, and (2) if (i) any Person (an "ECC Holder") holding securities of the Company is entitled to register any of such securities pursuant to the Registration Rights Agreement (the "ECC Agreement"), dated as of March 31, 1999, among the Company, Gary
         E. Ervin, Timothy W. Ervin, Robert W. Ervin, Keith E. Walker, Robert J. Chastain, Charles T. McElroy and Penny J. Ward and such Person has requested pursuant to paragraph 4 of the ECC Agreement to include a certain amount of securities in a registration initiated by the Holders pursuant to this paragraph 3(a) and (ii) the Company determines that it is, pursuant to paragraph 4 of the ECC Agreement, entitled to reduce the amount of securities included in such registration by an ECC Holder, then the amount of securities registered in such


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                                        5

         registration by the Holders and the ECC Holders shall be reduced pro rata based upon the amount of securities then held by each such holder.

                  (b) If the Initiating Holders intend to have the Registrable Stock distributed by means of an underwritten offering, the Company shall include such information in the written notice referred to in clause (x) of Section 3(a). In such event, the right of any Holder to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) on the terms provided below. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be approved by the Company, which approval shall not be unreasonably withheld, provided that (i) all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Stock,
         (ii) any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Stock, and
         (iii) no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter or the Company. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Stock by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Stock so withdrawn shall also be withdrawn from registration. If, as a result of such withdrawal, the amount of Registrable Stock to be included in the offering is less than the Aggregate Minimum Demand Amount, the Company shall not be required to proceed with such offering.

                  (c) Notwithstanding any provision of this Agreement to the contrary:

                           (i) the Company shall not be required to effect a registration pursuant to this Section 3 during the period starting with the date of filing by the Company of, and ending on a date one hundred twenty (120) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company or on behalf of the selling stockholders


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                                        6

                                    under any other registration rights
                                    agreement which the Holders have been
                                    entitled to join pursuant to Section 4 of this Agreement; provided that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective as soon as possible; and

                           (ii) if the Company shall determine in good faith that such registration would interfere with any material transaction then being pursued by the Company, the Company's obligation to use its reasonable efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days.

                  (d) The Company shall not be obligated to effect and pay for more than one (1) registration pursuant to this Section 3; provided, that a registration demanded pursuant to this Section 3 shall not be deemed to have been effected for purposes of this Section 3(d), (1) if by reason of any reduction in the amount of securities registered by the Holders pursuant to Section 3(a)(2) of this Agreement the amount of Registrable Stock registered in such registration is not equal to or greater than the Aggregate Minimum Demand Amount and (2) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 5(a) and (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Stock).

                  4. Participatory Registration.

                  (a) If at any time on or after the date that is ninety (90) days from the Effective Time, the Company determines that it shall file a registration statement under the Securities Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its Common Stock to be sold for cash (other than where such selling holders are limited to selling securities pursuant to an over-allotment option), the Company shall each such time promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than fifteen (15) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Subject to Sections 7 and 9, upon the written request of any Holder received by the Company no later than ten (10)


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                                        7

         days after the date of receipt of the Company's notice, the Company shall use its reasonable efforts to cause to be registered under the Securities Act all of the Registrable Stock that each such Holder has so requested to be registered; provided that the amount of Registrable Stock included in such registration shall not exceed 50% (the "Aggregate Maximum Participatory Amount") of the total Registrable Stock existing on the date of such notice given by the Company, and provided further that, with respect to any Holder who is a Purchaser or an Affiliate of a Purchaser, the amount of Registrable Stock included in such registration by such Holder shall not exceed 50% of the total Registrable Stock held by such Holder. If the amount of Registrable Stock requested to be included in a registration pursuant to this
         Section 4(a) exceeds the Aggregate Maximum Participatory Amount, then the amount of Registrable Stock registered in such registration shall be reduced pro rata based upon the amount of securities then held by each Holder so that the Aggregate Maximum Participatory Amount is not exceeded.

                  (b) In a registration pursuant to Section 4(a) hereof, if the managing underwriter (or, in the case of a non-underwritten offering, the Company) has informed the Holders of Registrable Stock requesting inclusion in such offering (and the Company in the case of an underwritten offering) that in such underwriter's opinion (or, in the case of a non-underwritten offering, the opinion of the Company) the total number of securities which the Company, the Holders of Registrable Stock and any other Persons desiring to participate in such registration intend to include in such offering is such as could materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised (or, in the case of a non-underwritten offering, that it reasonably determines) should be included in such registration. In such event: (1) in cases only involving the registration for sale of securities for the Company's own account (other than pursuant to the exercise of participatory rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, provided that no securities sought to be included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by Persons entitled to exercise participatory registration rights pursuant to contractual commitments of the Company existing as of the date hereof, pro rata based upon the aggregate amount of securities then held, and (iii) third, provided that no securities sought to be included by the Company or the other Persons described in the immediately preceding clause (ii) have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Stock pursuant to this Agreement together with the securities of other Persons entitled to exercise participatory registration rights pursuant to contractual commitments of the Company (pro rata based upon the aggregate amount of securities then held) and are not


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                                        8

         included in the immediately preceding clause (ii); and (2) in cases not involving the registration for sale of securities for the Company's own account only, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration and, pursuant to the terms of the ECC Agreement, the securities requested to be included in such registration by any ECC Holder pursuant to paragraph 4 of the ECC Agreement, pro rata based upon the aggregate amount of securities then held, (ii) second, provided that no securities of such Person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities which have been requested to be included in such registration by Persons entitled to exercise participatory registration rights pursuant to contractual commitments of the Company existing as of the date hereof, pro rata based upon the aggregate amount of securities then held, (iii) third, provided that no securities of such Persons referred to in the immediately preceding clause (i) or (ii) have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Stock pursuant to this Agreement together with the securities of other Persons entitled to exercise participatory registration rights pursuant to contractual commitments of the Company (pro rata based upon the aggregate amount of securities then held) and are not included in the immediately preceding clause (ii) and (iv) fourth, provided that no securities of any other Person have been excluded from such registration, the securities which the Company proposes to register.

                  5. Obligations of the Company. Whenever required under this Agreement to use its reasonable efforts to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement signed, pursuant to Section 6(a) of the Securities Act, by the officers and directors of the Company with respect to such Registrable Stock and use its reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as hereinafter provided;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement signed, pursuant to Section 6(a) of the Securities Act, by the officers and directors of the Company and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement;

                  (c) furnish to the Holders such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the


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                                        9

         Securities Act) and such other documents and information as they may reasonably request;

                  (d) use its reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Stock covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in, subject itself to general taxation by or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided further that the Company shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

                  (e) promptly notify each Holder for whom such Registrable Stock is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (f) use reasonable efforts to furnish, at the request of any Holder demanding registration of Registrable Stock pursuant to this Agreement, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (i) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request, as to such matters as such


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         underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (ii) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Stock included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

                  (g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                  (h) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve
         (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (i) use its reasonable efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Common Stock is then listed.

For purposes of Sections 5(a) and 5(b), the period of distribution of Registrable Stock shall be deemed to extend until the earlier of (i) the sale of all Registrable Stock covered thereby or, in the case of a firm commitment underwritten public offering, the distribution of all securities purchased by the underwriters and (ii) six (6) months after the effective date thereof.



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                                       11

                  6. Suspension of Registration Statement. The Company may suspend the availability of any registration statement filed by the Company referred to in Section 3 or 4 and the use of the prospectus included therein if such suspension is effected in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, the filing of public reports with the SEC and during the pendency of material corporate developments. Upon such suspension of a registration statement by the Company, the Holders shall suspend offers and sales of Registrable Stock until the Company notifies the Holders that (i) offers and sales may recommence or (ii) the Company has filed a supplement to the prospectus or an amendment to such registration statement to update the disclosure contained therein.

                  7. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Stock held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  8. Expenses of Registration. All expenses incurred in connection with each registration pursuant to Section 3 and Section 4 of this Agreement, excluding underwriters' discounts and commissions and the fees, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the New York Stock Exchange or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, and, to the extent permitted without jeopardizing the treatment of the Merger as a pooling of interests for accounting purposes, the fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the holders of a majority in interest of the Common Stock being registered (excluding the Company and the Common Stock being registered thereby)), shall be paid by the Company; provided, however, that if a registration request pursuant to Section 3 of this Agreement is subsequently withdrawn at the request of the Holders of a number of shares of Registrable Stock such that the remaining Holders requesting registration would not have been able to request registration under the provisions of Section 3 of this Agreement, such withdrawing Holders shall bear all expenses incurred in connection with such requested registration. The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  9. Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under this Agreement to include shares of Registrable Stock in such underwritten offering unless the Holders of such shares of


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                                       12

Registrable Stock accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Company; provided, however, that in no event shall any Holder be required to make the representations and warranties to, or agreements with, the Company and its representatives other than as contemplated by Section 3(b)(iii).

                  10. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, (a) at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (iii) furnish to each Holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Stock without registration; and

                  (b) at all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will provide, upon the written request of any Holder of Registrable Stock in written form (as promptly as practicable and in any event within 15 business days), to any prospective buyer of such stock designated by such Holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the SEC under the Securities Act. Upon written request of the Holder, the Company will cooperate with and assist any Holder of Registrable Stock or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of the Registrable Stock for trading through PORTAL.

                  11. Indemnification. In the event any Registrable Stock is included in a registration statement under this Agreement:

                  (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, each Person who participates in the offering of such Registrable Stock, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder or participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless, in the reasonable judgement of an indemnified party there is a conflict of interest with another indemnified party, in which case the indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided further that the Company shall not be liable to any Holder, such Holder's directors and officers, participating Person or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, participating Person or controlling Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating Person or controlling Person, and shall survive the transfer of such securities by such Holder. The indemnification as provided in this Section 11(a) shall be separate from, and in addition to, the indemnification provided in the Merger Agreement.

                  (b) The Holders demanding or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each agent and any underwriter for the Company (within the meaning of the Securities Act) and each Person who controls any of the foregoing Persons (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, agent, underwriter or controlling Person (but not in excess of expenses incurred in respect of one counsel for all of them unless, in the reasonable judgement of an indemnified party, there is a conflict of interest with another indemnified party, in which case the indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided further that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Stock covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party under this
         Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party (except as provided in paragraph (a) and (b) above), and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall only release the indemnifying party from any of its obligations under this Section 11 if, and only to the extent that, such indemnifying party is materially prejudiced by such failure, but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

                  (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  12. Limitation on Registration Rights. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall not be required to register any Registrable Stock under this Agreement with respect to any demand or demands made by any Holder after 36 months after the date of this Agreement.

                  13. Lockup. Each Holder shall, in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, transfer, disposition or distribution of any Registrable Stock (other than that included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed one hundred eighty (180) days from the effective date of such registration as the Company or the underwriters may specify; provided, however, that all executive officers and directors of the Company shall also have agreed not to effect any sale, transfer, disposition or distribution of any Registrable Stock under the circumstances and pursuant to the terms set forth in this Section 13.

                  14. Assignment of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registrable Stock may be assigned to an Affiliate of such Holder, to any charitable organization as such term is defined by Section 501(c)(3) of the Internal Revenue Code of 1986, as amended through the date hereof, or to a charitable remainder trust as such term is defined by Section 664(d) of the Internal Revenue Code of 1986, as amended through the date hereof; provided, however, that (a) the assigning Holder shall give the Company written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the securities with respect to which the rights under this Agreement are being assigned; (b) such assignee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and
(c) immediately following such assignment the further disposition of such securities by such assignee is restricted under the Securities Act. No assignment of the registration rights of any Holder with respect to any Registrable Stock in accordance with this Section 14 shall cause such Registrable Stock to lose such status as Registrable Stock.

                  15. Binding Effect; Benefit. Subject to Section 14, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  16. Governing Law; Jurisdiction and Service of Process. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. Any legal action or proceeding with respect to this Agreement which is initiated by any Holder shall be brought in the courts of the State of Florida located in Palm Beach County, Florida or the United States District Court for the Southern District of Florida. Any legal action or proceeding with respect to this Agreement which is initiated by the Company shall be brought in the courts of the State of Utah located in Salt Lake City, Utah or the United States District Court for the District of Utah. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 19.

                  17. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  18. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  19. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy upon written confirmation of receipt by the recipient, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 19):

                  if to the Company:

                  Dycom Industries, Inc.
                  First Union Center,
                  Suite 500
                  4440 PGA Boulevard
                  Palm Beach Gardens, Florida  33410
                  Facsimile:  (561) 627-7709
                  Attention:   Mr. Marc R. Tiller

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Facsimile:  (212) 848-7179
                  Attention:  Richard  B. Vilsoet

In the case of a notice given to any of the Purchasers, such notice shall be delivered or sent to the address set forth below such Purchaser's name on the signature pages hereto and, in each case, with a copy of such notice to Jones, Waldo, Holbrook & McDonough, P.C., 1500 First Interstate Plaza, 170 South Main Street, Salt Lake City, Utah 84101, Attention: Glen D.
Watkins.

                  20. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by the Holders of a majority of the Registrable Stock and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  21. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, or is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes, such term or provision, as to such jurisdiction, shall be ineffective, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions set forth in this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, or that the treatment of the Merger as a pooling of interests for accounting purposes is reasonably likely to be jeopardized, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions set forth in this Agreement be consummated as originally contemplated to the fullest extent possible.

                  22. Entire Agreement. This Agreement (including the schedule hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

                  23. Attorneys' Fees. In the event that any party hereto shall file suit to enforce any of the terms of this Agreement or to recover damages for a breach of this Agreement, the prevailing party shall be entitled to recover attorney's fees and costs incurred in such proceeding.

                  24. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY AND THE HOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           DYCOM INDUSTRIES, INC.


                                           By /s/ Steven Nielsen
                                             --------------------------------
                                           Name:  Steven Nielsen
                                           Title: President and
                                                  Chief Executive Officer


                                           PURCHASERS:


                                               /s/  Guy L. Fugal
                                           ---------------------------------
                                           Name:    Guy L. Fugal
                                           Address: P.O. Box 650
                                                    Pleasant Grove, UT 84062


                                               /s/  Daniel B. Fugal
                                           ---------------------------------
                                           Name:    Daniel B. Fugal
                                           Address: P.O. Box 650
                                                    Pleasant Grove, UT 84062

                                   Schedule I


                      Ownership of Shares by the Purchasers
                      Immediately After the Effective Time




         Guy L. Fugal                                1,363,105 shares

         Daniel B. Fugal                             1,363,105 shares